Exhibit 10.28

SUPERNUS PHARMACEUTICALS, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF PLAN

The Supernus Pharmaceuticals, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is intended to enable eligible employees of Supernus Pharmaceuticals, Inc. (“Supernus”) and such of its Subsidiaries as the Board of Directors of Supernus (the “Board”) may from time to time designate (Supernus and such Subsidiaries being hereinafter referred to as the “Company”) to use payroll deductions to purchase shares of common stock, $0.001 par value of Supernus (such common stock being hereafter referred to as “Stock”), and thereby acquire an interest in the future of Supernus.  For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of Supernus under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to qualify under Section 423 of the Code and will be construed accordingly.

SECTION 2.  OPTIONS TO PURCHASE STOCK

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for sale pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company (“Employees”) who meet the eligibility requirements set forth in Section 3 hereof (“Eligible Employees”) shall be 250,000 shares.

The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for sale pursuant to the exercise of Options under the Plan.

SECTION 3.  ELIGIBLE EMPLOYEES

Subject to the exceptions and limitations set forth below, each individual who is an Employee on the Enrollment Deadline (as defined in Section 4 below) for an Option Period will be eligible to participate in the Plan for such Option Period.

(a)  Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Supernus or of its parent or subsidiary corporation, each as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

(b)  No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of Supernus and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) in fair market value of such stock (determined at the time the Option is granted) for any calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4.  METHOD OF PARTICIPATION

The periods January 1 to June 30 and July 1 to December 31 of each year will be termed “Option Periods”; provided, that the first Option Period under the Plan will commence on such date, on or after an effective Form S-8 registration statement has been filed for the plan, as the Board may specify and will end on the first June 30 or December 31, as the case may be, that follows such commencement date by not less than six months.  Except as provided in Section 12, each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, by such deadline prior thereto as the Board may specify (the “Enrollment Deadline”), a payroll deduction authorization in accordance with Section 5.  Such Employee will thereby become a participant (“Participant”) on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5.  PAYROLL DEDUCTION

Each payroll deduction authorization will request withholding at a whole percentage not less than 2% nor more than 20% of Compensation per payroll period (or such other range as determined by the Board) for the applicable Option Period.  For purposes of the Plan and except as otherwise determined by the Board in a manner consistent with Section 423 of the Code for any Option Period, “Compensation” means and includes the items of remuneration subject to deferral under the Company’s 401(k) or similar tax-benefited savings plan.   Withholding will be accomplished by means of payroll deductions from payroll periods ending in the Option Period.  A Participant may not change his withholding rate during an Option Period, except as provided in Section 12.  A Participant may change his or her withholding rate for subsequent Option Periods by filing a new payroll deduction authorization with the Company on or before the Enrollment Deadline for the Option Period for which the change is to be effective.  All amounts withheld in accordance with a Participant’s payroll deduction authorization will be credited to a withholding account maintained in the Participant’s name on the books of the Company.  Amounts credited to the withholding account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

SECTION 6.  GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will be granted, subject to Section 3 above, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal to the lesser of (a) and (b), where

(a) is the whole number (disregarding any fractional share amount) determined by dividing (i) the balance credited to the Participant’s withholding account on the Exercise Date (as defined below), by (ii) the purchase price per share of the Stock determined under Section 7, and

(b) is the whole number (disregarding any fractional share amount) determined by dividing $12,500 (or such other limit as the Board may impose prior to the commencement of the Option Period) by the fair market value of one share of Stock on the first day of such Option Period or such other whole number of shares of Stock as may be determined by the Board prior to the beginning of such Option Period.

The Board will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient.  Option grants under this Section 6 will be automatic and need not be separately documented.

SECTION 7.  PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on (a) the date of grant of the Option or (b) the date on which the Option is deemed exercised, whichever is less.  If the shares of Stock are traded on a national exchange (including the NASDAQ Global Market) or trading system, the fair market value for any day will mean the reported closing price of the Stock for such day; provided, that if such day is not a trading day, fair market value will mean the reported closing price of the Stock for the next preceding day which is a trading day.  If the shares of Stock are not traded on an exchange or trading system, the fair market value of such Stock on such date will be established in a manner determined in good faith by the Board.

SECTION 8.  EXERCISE OF OPTIONS

If any Employee is a Participant in the Plan on the last day of an Option Period (the “Exercise Date”), he or she will be deemed to have exercised the Option granted to him or her for that Period.  Upon such exercise, the Company will apply the balance of the Participant’s withholding account (and/or, in the case of a Participant paying in full or in part by check, the amount of the check) to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will evidence the transfer of shares or will deliver the shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the withholding account and carried over to the next Option Period.

Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 10.  INTEREST

No interest will be payable on withholding accounts.

SECTION 11.  TAXES

Payroll deductions are made on an after-tax basis.  If the Company determines that the exercise of an Option or the disposition of shares following the exercise of an Option could result in employment tax liability, the Company will, as a condition of exercise, make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such exercise or disposition of shares.

SECTION 12.  CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Option by written notice delivered to the Company.  Upon such cancellation, the balance in the Participant’s withholding account will be returned to the Participant.

A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date.  Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the Exercise Date will be deemed to have canceled his or her Option.

Any Participant who cancels an Option or terminates a payroll deduction authorization may at any time thereafter again become a Participant for a subsequent Option Period in accordance with Section 4.

A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code (a “401(k) Plan”) will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option.  An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period that begins at least six (6) months after the date of his or her hardship withdrawal.

SECTION 13.  TERMINATION OF EMPLOYMENT; DEATH OF PARTICIPANT

Upon the termination of a Participant’s employment with the Company for any reason or the death of a Participant during an Option Period, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), and he or she will have no further rights under the Plan.

Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a Participant is on a military leave, sick leave or other bona fide leave of absence that lasts for up to 90 days, or for so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

SECTION 14.  EQUAL RIGHTS; PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges.  Each Participant’s rights and privileges under any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant’s rights under the Plan will terminate.

SECTION 15.  EMPLOYMENT AND SHAREHOLDER RIGHTS

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

A Participant shall have no rights or privileges as a shareholder of the Company and shall not receive any dividends in respect of any Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such Stock, and the Stock has been issued.

SECTION 16.  CHANGE IN CAPITALIZATION, MERGER

In the event of any change in the outstanding Stock of Supernus by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted; provided, that no such adjustment shall be made unless the Company is satisfied that it will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of Supernus, or a merger or similar transaction in which the Supernus is not the surviving corporation or which results in the acquisition of Supernus by another person, the Board in its sole discretion may (but need not) take any one of the following actions: (i) provide that each outstanding Option will be assumed or a substitute Option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation, (ii)

cancel each Option and return the balances in Participants’ withholding accounts to the Participants, or (iii) pursuant to Section 18, end the Option Period on or before the date of the proposed sale or merger.

SECTION 17.  ADMINISTRATION OF PLAN

The Plan will be administered by the Board and its delegates, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable.  The interpretation and construction by the Board of any provisions of the Plan or of any Option granted under it shall be final and binding.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  References in the Plan to the Board will include any Committee of the Board assigned responsibility for administering the Plan and any delegates of the Board or such Board committee to the extent of any delegation by the Board or such committee to such delegates of administrative responsibilities hereunder.

The Board may specify the manner in which Employees are to provide notices and payroll deduction authorizations.  Notwithstanding any requirement of “written notice” herein, the Board may permit Employees to provide notices and payroll deduction authorizations electronically.

SECTION 18.  AMENDMENT AND TERMINATION OF PLAN

Supernus reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the stockholders of Supernus within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board.  In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date will be treated as the applicable Exercise Date).

SECTION 19.  APPROVAL OF STOCKHOLDERS; EFFECTIVE DATE

The Plan was adopted by the Board on April 3, 2012, and is effective as of the date it was approved by shareholders of the Company, April 6, 2012.

SECTION 20.  GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, and shall be construed accordingly.